Exhibit 8.2

Skadden, Arps, Slate, Meagher & Flom llp
155 NORTH WACKER DRIVE
CHICAGO, ILLINOIS 60606-1720

TEL: (312) 407-0700
FAX: (312) 407-0411
www.skadden.com
September 2, 2011
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Apartment Investment and Management Company
4582 S. Ulster Street Parkway
Suite 1100
Denver, Colorado 80237

Re:	Certain United States Federal Income Tax Consequences
Ladies and Gentlemen:
     You have requested our opinion concerning certain U.S. federal income tax considerations in connection with the filing by Apartment Investment and Management Company, a Maryland corporation (“AIMCO”), and Aimco Properties, L.P., a Delaware limited partnership (“AIMCO OP”), of a registration statement on Form S-4 (together with the information statement/prospectus filed therewith, and as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”). All capitalized terms used herein, unless otherwise specified, shall have the meanings assigned to them in the Registration Statement.
     In connection with the filing of the Registration Statement, we have acted as counsel to AIMCO, and we have assisted in the preparation of the Registration Statement and certain other documents. In formulating our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by AIMCO as is relevant and necessary or as we have deemed necessary or appropriate as a basis for the opinion set forth herein. For purposes of our opinion, we have not assumed any responsibility for investigating or independently verifying the facts and representations set forth in the Registration Statement or any other document, and we have not undertaken any independent review of such information.

Apartment Investment and Management Company
September 2, 2011

     In rendering our opinion, we have assumed that the transaction contemplated by the Registration Statement will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transaction. In rendering our opinion, we have also considered and relied upon the Code, the regulations promulgated thereunder (the “Regulations”), administrative rulings and the other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist as of the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). Any change which is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions herein. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.
     Based upon and subject to the foregoing, for U.S. federal income tax purposes we are of the opinion that, although the discussion set forth in the Registration Statement under the caption “Material United States Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax consequences of the merger of a wholly-owned subsidiary of AIMCO OP with and into Angeles Partners XII, LP (“AP XII”), with AP XII as the surviving entity (the “Merger”), the discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material U.S. federal income tax consequences of the Merger, subject to the qualifications set forth therein. The U.S. federal income tax consequences of the Merger to a limited partner will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in the Prospectus under the caption “Material United States Federal Income Tax Considerations” as applied to any particular holder.
     Other than as expressly stated above, we express no opinion on any issue relating to AIMCO or to any investment therein.
     This opinion has been prepared for you in connection with the filing of the Registration Statement. It may not be relied upon by anyone else without our prior written consent. We consent to AIMCO filing this opinion with the Commission as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP